Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2026 RESULTS

— — —

GAAP DILUTED EPS OF $0.69, ADJUSTED1 EPS OF $0.67

GAAP NET REVENUES OF $1.91 BILLION, ADJUSTED NET REVENUES OF $1.87 BILLION

RAISES QUARTERLY DIVIDEND FROM $0.0875 TO $0.15

GREENWICH, CT, October 15, 2026 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global broker, announced results for the quarter ended September 30, 2026.

Reported diluted earnings per share were $0.69 for the current quarter and $0.67 as adjusted. For the year-ago quarter, reported diluted earnings per share were $0.59 and $0.57 as adjusted.

Reported net revenues were $1.91 billion for the current quarter and $1.87 billion as adjusted. For the year-ago quarter, reported net revenues were $1.66 billion and $1.61 billion as adjusted.

Reported income before income taxes was $1.50 billion for the current quarter and $1.45 billion as adjusted. For the year-ago quarter, reported income before income taxes were $1.31 billion and $1.27 billion as adjusted.

Financial Highlights

(All comparisons are to the year-ago quarter.)

•
Commission revenue increased 12% to $602 million on 18% higher DARTs2 and higher regulatory fees, which are passed through to customers. Customer trading volume in futures increased 13%, while stocks and options volumes decreased 24% and 1%, respectively.

•
Net interest income increased 19% to $1.15 billion, primarily on higher average customer margin loans and customer credit balances.

•
Other fees and services increased 33% to $88 million, led by increases of $11 million in risk exposure fees, $3 million in payments for order flow from exchange-mandated programs, and $3 million in market data fees.

•
Execution, clearing and distribution fees increased 46% to $134 million, mainly driven by a $30 million increase in regulatory fees due to a higher SEC Section 31 transaction fee rate.

•
Pretax profit margin for the current quarter was 78% both as reported and as adjusted. For the year-ago quarter, pretax margin was 79% both as reported and as adjusted.

•
Total equity of $23.3 billion.

The Interactive Brokers Group, Inc. Board of Directors declared an increase in the quarterly cash dividend from $0.0875 per share to $0.15 per share. This dividend is payable on December 14, 2026, to shareholders of record as of December 1, 2026.

1 See the reconciliation of non-GAAP financial measures starting on page 11.

2 Daily average revenue trades (DARTs) are based on customer orders.

Business Highlights

(All comparisons are to the year-ago quarter.)

•
Customer accounts increased 35% to 5.58 million.
•
Customer equity increased 27% to $964.7 billion.
•
Total DARTs increased 18% to 4.27 million.
•
Customer credits increased 20% to $186.2 billion.
•
Customer margin loans increased 36% to $105.2 billion.

Other Items

Other income decreased 18% to $70 million. This decrease is comprised mainly of $50 million from our investing activities; partially offset by an increase of $36 million from our currency diversification strategy.

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $4 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.08%. The effects of the currency diversification strategy are reported as components of (1) Other Income (gain of $40 million) and (2) Other Comprehensive Income (loss of $44 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, October 15, 2026, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register-conf.media-server.com/register/BIb1b909eee7384370b303f70792b710c8 to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group, Inc. (NASDAQ: IBKR) is a member of the S&P 500. Its affiliates provide automated trade execution and custody of securities, commodities, foreign exchange, and prediction markets around the clock on over 175 markets in numerous countries and currencies from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation have enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron's, Investopedia, Stockbrokers.com, and many others.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025

	(in millions, except share and per share data)

Revenues:
Commissions	$602	$537	$1,888	$1,567
Other fees and services	88	66	261	206
Other income	70	85	215	192
Total non-interest income	760	688	2,364	1,965

Interest income	2,433	2,101	6,616	5,710
Interest expense	(1,279)	(1,134)	(3,501)	(3,113)
Total net interest income	1,154	967	3,115	2,597
Total net revenues	1,914	1,655	5,479	4,562

Non-interest expenses:
Execution, clearing and distribution fees	134	92	382	329
Employee compensation and benefits	167	156	516	473
Occupancy, depreciation and amortization	29	24	83	72
Communications	11	11	34	32
General and administrative	78	62	214	185
Customer bad debt	(1)	(2)	10	-
Total non-interest expenses	418	343	1,239	1,091

Income before income taxes	1,496	1,312	4,240	3,471
Income tax expense	148	126	383	315

Net income	1,348	1,186	3,857	3,156
Net income attributable to noncontrolling interests	1,034	923	2,964	2,456

Net income available for common stockholders	$314	$263	$893	$700

Earnings per share:
Basic	$0.69	$0.59	$1.99	$1.59
Diluted	$0.69	$0.59	$1.98	$1.58

Weighted average common shares outstanding:
Basic	452,266,631	444,060,813	448,564,570	439,434,716
Diluted	453,923,924	446,528,983	450,818,725	442,507,940

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025

	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$314	$263	$893	$700
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(12)	(10)	(48)	97
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(12)	(10)	(48)	97
Comprehensive income available for common stockholders	$302	$253	$845	$797

Comprehensive earnings per share:
Basic	$0.67	$0.57	$1.88	$1.81
Diluted	$0.67	$0.57	$1.87	$1.80

Weighted average common shares outstanding:
Basic	452,266,631	444,060,813	448,564,570	439,434,716
Diluted	453,923,924	446,528,983	450,818,725	442,507,940

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$1,034	$923	$2,964	$2,456
Other comprehensive income - cumulative translation adjustment	(32)	(28)	(132)	278
Comprehensive income attributable to noncontrolling interests	$1,002	$895	$2,832	$2,734

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(UNAUDITED)

			September 30, 2026	December 31, 2025

			(in millions)

Assets
Cash and cash equivalents			$5,935	$4,963
Cash - segregated for regulatory purposes			58,695	50,332
Securities - segregated for regulatory purposes			38,376	26,521
Securities borrowed			12,086	11,589
Securities purchased under agreements to resell			10,005	7,117
Financial instruments owned, at fair value			4,896	4,982
Receivables from customers, net of allowance for credit losses			105,592	90,475
Receivables from brokers, dealers and clearing organizations			5,012	5,161
Other assets			2,638	2,100
Total assets			$243,235	$203,240

Liabilities and equity

Liabilities
Short-term borrowings			$18	$19
Securities loaned			35,212	24,751
Financial instruments sold but not yet purchased, at fair value			756	740
Other payables:
Customers			180,451	154,336
Brokers, dealers and clearing organizations			1,890	1,566
Other payables			1,657	1,356
			183,998	157,258
Total liabilities			219,984	182,768

Equity
Stockholders' equity			6,215	5,363
Noncontrolling interests			17,036	15,109
Total equity			23,251	20,472
Total liabilities and equity			$243,235	$203,240

	September 30, 2026		December 31, 2025
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	453,172,548	26.6%	445,612,825	26.3%
Noncontrolling interests (IBG Holdings LLC)	1,248,237,849	73.4%	1,250,737,416	73.7%
Total IBG LLC membership interests	1,701,410,397	100.0%	1,696,350,241	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)
	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2023	483,015		29,712		512,727
2024	661,666	37%	63,348	113%	725,014	41%
2025	915,616	38%	121,972	93%	1,037,588	43%

3Q2025	229,635		30,659		260,294
3Q2026	273,486	19%	37,616	23%	311,102	20%

2Q2026	299,110		45,070		344,180
3Q2026	273,486	(9%)	37,616	(17%)	311,102	(10%)

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	1,020,736		209,034		252,742,847
2024	1,344,855	32%	218,327	4%	307,489,711	22%
2025	1,668,228	24%	241,631	11%	421,707,895	37%

3Q2025	428,524		52,233		119,250,686
3Q2026	426,182	(1%)	59,134	13%	91,432,625	(23%)

2Q2026	459,831		65,909		109,464,979
3Q2026	426,182	(7%)	59,134	(10%)	91,432,625	(16%)

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	981,172		206,073		248,588,960
2024	1,290,770	32%	214,864	4%	302,040,873	22%
2025	1,623,384	26%	240,120	12%	417,457,770	38%

3Q2025	418,389		51,936		118,307,826
3Q2026	415,215	(1%)	58,677	13%	90,219,440	(24%)

2Q2026	446,906		65,337		108,174,094
3Q2026	415,215	(7%)	58,677	(10%)	90,219,440	(17%)

PRINCIPAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	39,564		2,961		4,153,887
2024	54,085	37%	3,463	17%	5,448,838	31%
2025	44,844	(17%)	1,511	(56%)	4,250,125	(22%)

3Q2025	10,135		297		942,860
3Q2026	10,967	8%	457	54%	1,213,185	29%

2Q2026	12,925		572		1,290,885
3Q2026	10,967	(15%)	457	(20%)	1,213,185	(6%)

________________________

1 Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

Year over Year	3Q2026	3Q2025	% Change
Total Accounts (in thousands)	5,576	4,127	35%
Customer Equity (in billions)[1]	$965	$758	27%

Total Customer DARTs (in thousands)	4,273	3,616	18%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.59	$2.70	(4%)
Cleared Avg. DARTs per Account (Annualized)	168	195	(14%)

Consecutive Quarters	3Q2026	2Q2026	% Change
Total Accounts (in thousands)	5,576	5,185	8%
Customer Equity (in billions)[1]	$965	$930	4%

Total Customer DARTs (in thousands)	4,273	4,824	(11%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.59	$2.64	(2%)
Cleared Avg. DARTs per Account (Annualized)	168	207	(19%)

________________________

1 Excludes non-Customers.

2 Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025

	(in millions)

Average interest-earning assets
Segregated cash and securities	$95,092	$81,906	$92,344	$75,934
Customer margin loans	104,032	70,805	96,654	65,380
Securities borrowed	12,290	9,037	10,075	6,995
Other interest-earning assets	19,468	16,037	18,503	14,784
FDIC sweeps[1]	6,364	5,962	6,366	5,329
	$237,246	$183,747	$223,942	$168,422

Average interest-bearing liabilities
Customer credit balances	$176,566	$141,763	$168,637	$130,262
Securities loaned	36,203	20,691	31,710	18,007
Other interest-bearing liabilities	376	361	361	160
	$213,145	$162,815	$200,708	$148,429

Net interest income
Segregated cash and securities, net[2]	$815	$786	$2,307	$2,205
Customer margin loans[4]	1,114	821	3,007	2,305
Securities borrowed and loaned, net[3]	65	133	142	204
Customer credit balances, net[4]	(1,028)	(945)	(2,848)	(2,619)
Other net interest income1/5	225	204	636	559
Net interest income[5]	$1,191	$999	$3,244	$2,654

Net interest margin ("NIM")	1.99%	2.16%	1.94%	2.11%

Annualized yields
Segregated cash and securities	3.40%	3.81%	3.34%	3.88%
Customer margin loans	4.25%	4.60%	4.16%	4.71%
Customer credit balances	2.31%	2.64%	2.26%	2.69%

________________________

1 Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

2 Net interest income on "Segregated cash and securities, net" for the nine months ended September 30, 2025, excludes approximately $26 million of interest income, recorded in the consolidated statements of comprehensive income, related to taxes withheld at source in prior periods which was determined to be fully refundable.

3 We estimate that if the interest earned and paid on cash collateral related to our securities lending transactions were included under “Securities borrowed and loaned, net” in the table above, the total net interest income related to our securities lending activities would have been $427 million and $1,039 million for the three and nine months ended September 30, 2026, respectively, compared to $314 million and $751 million for the three and nine months ended September 30, 2025, respectively. Such additional interest attributed to our securities lending activities would be reclassified from net interest income on “Segregated cash and securities, net” and “Customer credit balances, net” in the table above, so it would have no effect on our overall net interest income or net interest margin.

4 Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

5 Includes income from financial instruments that has the same characteristics as interest but is reported in "Other fees and services" and "Other income" in the Company’s consolidated statements of comprehensive income. For the three and nine months ended September 30, 2026 and 2025, $11 million, $33 million, $10 million, and $27 million were reported in "Other fees and services", respectively. For the three and nine months ended September 30, 2026 and 2025, $26 million, $96 million, $22 million, and $56 million were reported in "Other income", respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025

Adjusted net revenues[1] (in millions)
Net revenues - GAAP	$1,914	$1,655	$5,479	$4,562
Non-GAAP adjustments
Currency diversification strategy, net	(40)	(4)	(87)	(19)
Mark-to-market on investments[2]	(3)	(41)	42	(57)
Total non-GAAP adjustments[4]	(42)	(45)	(44)	(76)
Adjusted net revenues[4]	$1,872	$1,610	$5,435	$4,486

Adjusted income before income taxes[1] (in millions)
Income before income taxes - GAAP	$1,496	$1,312	$4,240	$3,471
Non-GAAP adjustments
Currency diversification strategy, net	(40)	(4)	(87)	(19)
Mark-to-market on investments[2]	(3)	(41)	42	(57)
Total non-GAAP adjustments[4]	(42)	(45)	(44)	(76)
Adjusted income before income taxes[4]	$1,454	$1,267	$4,196	$3,395

Adjusted pre-tax profit margin	78%	79%	77%	76%

Adjusted net income available for common stockholders[1] (in millions)
Net income available for common stockholders - GAAP	$314	$263	$893	$700
Non-GAAP adjustments
Currency diversification strategy, net	(11)	(1)	(23)	(5)
Mark-to-market on investments[2]	(1)	(11)	11	(15)
Income tax effect of above adjustments[3]	2	3	2	5
Total non-GAAP adjustments[4]	(9)	(9)	(10)	(15)
Adjusted net income available for common stockholders[4]	$305	$253	$883	$684

Adjusted diluted EPS[1] (in dollars, except share amounts)
Diluted EPS - GAAP	$0.69	$0.59	$1.98	$1.58
Non-GAAP adjustments
Currency diversification strategy, net	(0.02)	(0.00)	(0.05)	(0.01)
Mark-to-market on investments[2]	(0.00)	(0.02)	0.03	(0.03)
Income tax effect of above adjustments[3]	0.01	0.01	0.00	0.02
Total non-GAAP adjustments[4]	(0.02)	(0.02)	(0.02)	(0.03)
Adjusted diluted EPS[4]	$0.67	$0.57	$1.96	$1.55

Diluted weighted average common shares outstanding	453,923,924	446,528,983	450,818,725	442,507,940

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.

•
We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments2.
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.
•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.
•
We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments.

3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.

4 Amounts may not add due to rounding.